Exhibit 10.2

FOURTH AMENDMENT TO REVOLVING LINE OF CREDIT

LOAN AGREEMENT, TERM LOAN AGREEMENT AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT TO REVOLVING LINE OF CREDIT LOAN AGREEMENT, TERM LOAN AGREEMENT AND SECURITY AGREEMENT (“Fourth Amendment”) is made as of March 10, 2008, by and among EFJ, Inc., a Delaware corporation, E. F. Johnson Company, a Minnesota corporation, Transcrypt International, Inc., a Delaware corporation, and 3e Technologies International, Inc., a Maryland corporation (jointly and severally, the “Borrower”), all having an address at c/o EFJ, Inc.,1440 Corporate Drive, Irving, Texas 75038; and Bank of America, N.A., a national banking association (the “Lender”).

RECITALS

A.	Borrower and the Lender are parties to that certain Revolving Line of Credit Loan Agreement and Security Agreement, dated as of November 15, 2002, as amended by that certain First Amendment to Revolving Line of Credit Loan Agreement and Security Agreement dated as of September 13, 2004, and as further amended by that certain Second Amendment to Revolving Line of Credit Loan Agreement and Security Agreement dated as of July 11, 2006, and as further amended by that certain Third Amendment to Revolving Line of Credit Loan Agreement, Term Loan Agreement and Security Agreement dated as of March 6, 2007 (as so amended, referred to hereafter as the “Loan Agreement”).

B.	For the fiscal quarter of Borrower ending December 31, 2007, Borrower is not in compliance with the Funded Debt to EBITDA ratio or the Fixed Charge Coverage ratio set forth under the Loan Agreement. Borrower has made a request to Lender to waive such financial covenant defaults on a one time basis. Lender is willing to waive such financial covenant defaults on a one time basis, subject to the further modification of the Loan Agreement to revise such financial covenants, to modify the existing financial covenants and to add new financial covenants to govern the outstanding credit facilities extended by Lender to Borrower, and for certain other purposes, as more fully set forth hereafter.

C.	Capitalized terms used in this Fourth Amendment and not defined herein have the meanings ascribed to them in the Loan Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender hereby agree as follows:

1.	Representations and Warranties. To induce the Lender to enter into this Fourth Amendment, the Borrower provides the following warranties and representations to Lender:

a.	The Borrower’s books and records properly reflect the Borrower’s financial condition, and no material adverse change in the Borrower’s financial condition has occurred since the last date that the Borrower provided financial reports to the Lender; and

b.	No litigation which, in the aggregate, is material to Borrower’s operations or financial condition, is pending or threatened against the Borrower of which the Borrower has not informed the Lender in writing or which is not disclosed in Borrower’s required public filings with the Securities and Exchange Commission; and

c.	Except as set forth in the Recitals to this Fourth Amendment with respect to Borrower’s non-compliance with the stated financial covenants set forth in the Loan Agreement, the Borrower is in compliance with all provisions of the Loan Agreement and with all applicable laws and regulations; and

d.	The Borrower has the power and authority to enter into this Fourth Amendment, to perform its obligations hereunder, to execute all documents being executed and delivered in connection herewith, and to incur the obligations provided for herein, all of which have been duly authorized and approved in accordance with the Borrower’s organizational documents; and

e.	This Fourth Amendment, together with all documents executed in connection herewith or pursuant hereto, constitute the valid and legally binding obligations of the Borrower in accordance with their respective terms; and

f.	The obligations of the Borrower under the Loan Documents remain valid and enforceable obligations, and the execution and delivery of this Fourth Amendment and the other documents executed in connection herewith (if any) shall not be construed as a novation of the Loan Agreement or the other Loan Documents; and

g.	There have been no changes to the Borrower’s organizational documents as of the date of this Fourth Amendment, except as have been fully disclosed and previously delivered to Lender, and all of the Borrower’s organizational documents previously delivered to the Lender in conjunction with the Loan Agreement remain in full force and effect and unmodified.

2.	Waiver of Covenant Defaults. Lender hereby waives, on a one time basis, the defaults arising under the Loan Agreement as a result of Borrower’s failure to comply with the Funded Debt to EBITDA ratio and Fixed Charge Coverage ratio set forth in the Loan Agreement, for the period ending December 31, 2007. Nothing herein shall constitute a waiver of any other defaults which may have previously occurred, or may hereafter occur under the Loan Agreement.

3.	Definition of Revolving Note. The definition of “Revolving Note” under the Loan Agreement is hereby deleted in its entirety and restated as follows:

“jjj. “Revolving Note” means the Borrower’s promissory note entitled Revolving Note, dated as of November 15, 2002, as modified by that certain First Amendment to Revolving Note dated as of September 13, 2004, and as further modified by that certain Second Amendment to Revolving Note dated as of July 11, 2006, and as further modified by that certain Third Amendment to Revolving Note dated as of March 10, 2008, payable to the order of Lender in the principal amount of Fifteen Million and 00/100 Dollars ($15,000,000.00), and evidencing the Borrower’s obligation to repay the Revolving Loan, as said Revolving Note may be further modified from time to time.”

4.	Financial Covenant - Funded Debt to EBITDA. Section 6.14b. of the Loan Agreement entitled “Funded Debt to EBITDA” is hereby deleted in its entirety and restated as follows:

“b. Funded Debt to EBITDA. A maximum ratio of Funded Debt to EBITDA of 3.00 to 1.00, tested on a quarterly basis, commencing with the fiscal quarter ending on March 31, 2009.

Compliance with such financial covenant for the Borrower’s 2009 fiscal year period which ends on December 31, 2009, will, for the first three quarters of such fiscal year, be measured each fiscal quarter on an annualized year-to-date basis to determine compliance for the 2009 fiscal year, such calculation to be made as follows: (a) for the first fiscal quarter ending March 31, 2009, the equation shall be Funded Debt to (EBITDA for 2009 as of March 31, 2009 multiplied by 4); (b) for the second fiscal quarter ending June 30, 2009, the equation shall be Funded Debt to (EBITDA for 2009 as of June 30, 2009 multiplied by 2); and (c) for the third fiscal quarter ending September 30, 2009, the equation shall be Funded Debt to (EBITDA for 2009 as of September 30, 2009 multiplied by 4/3). Compliance with such covenant for the fiscal quarter end of December 31, 2009 and for each quarter end thereafter will be measured on a rolling and trailing four quarter basis. Unless otherwise expressly provided in this Agreement, if the Borrower comprises a parent corporation and its subsidiaries, the above covenant relating to the financial condition of the Borrower refers to the financial condition of the parent corporation and those subsidiaries stated on a consolidated basis.”

5.	Financial Covenant - Fixed Charge Coverage Ratio. Section 6.14c. of the Loan Agreement entitled “Fixed Charge Coverage Ratio” is hereby deleted in its entirety and restated as follows:

“c. Fixed Charge Coverage Ratio. A minimum Fixed Charge Coverage Ratio of 1.50 to 1.00, tested on a quarterly basis, commencing with the fiscal quarter ending on March 31, 2009.

Compliance with such financial covenant for the Borrower’s 2009 fiscal year period which ends on December 31, 2009, will, for the first three quarters of such fiscal year, be measured each fiscal quarter on a year-to-date basis. Compliance with such covenant for the fiscal quarter end of December 31, 2009 and for each quarter end thereafter will be measured on a rolling and trailing four quarter basis. Unless otherwise expressly provided in this Agreement, if the Borrower comprises a parent corporation and its subsidiaries, the above covenant relating to the financial condition of the Borrower refers to the financial condition of the parent corporation and those subsidiaries stated on a consolidated basis.”

6.	Financial Covenant - Minimum EBITDA. Section 6.14 of the Loan Agreement is hereby modified to add the following additional financial covenant as new Section 6.14d.:

“d. Minimum EBITDA. A minimum EBITDA for Borrower of (i) $0.00 for Borrower’s fiscal quarter ending June 30, 2008, (ii) $1,000,000.00 for Borrower’s fiscal quarter ending September 30, 2008, and $3,000,000.00 for Borrower’s fiscal quarter ending December 31, 2008.

Compliance with such financial covenant for the Borrower’s 2008 fiscal year period which ends on December 31, 2008, will be measured each fiscal quarter, beginning with the fiscal quarter ending on June 30, 2008, on a quarter-by-quarter basis (and not on an annualized or rolling and trailing four quarter basis). Unless otherwise expressly provided in this Agreement, if the Borrower comprises a parent corporation and its subsidiaries, the above covenant relating to the financial condition of the Borrower refers to the financial condition of the parent corporation and those subsidiaries stated on a consolidated basis.”

7.	Financial Covenant - Minimum Liquidity. Section 6.14 of the Loan Agreement is hereby modified to add the following additional financial covenant as new Section 6.14e.:

“e. Minimum Liquidity. Commencing as of March 10, 2008 and continuing through the date of delivery to Lender by Borrower of the Compliance Certificate due for the first fiscal quarter of Borrower for the fiscal year 2009, Borrower shall own, maintain and possess Liquid Assets of $3,000,000.00, at all times during such period. “Liquid Assets” shall mean unrestricted, unencumbered marketable securities, cash and cash equivalents, acceptable to Lender.”

8.	Additional Fees and Costs. The Borrower promises to pay, on demand, a loan amendment fee in the amount of $60,000.00 for the financial covenant default waivers and modifications agreed to by Lender as set forth herein, along with all costs (including attorneys’ fees and expenses) incurred by the Lender for the preparation and negotiation of this Fourth Amendment and any documents executed in connection with this Fourth Amendment. Nothing herein shall impair, limit or modify Borrower’s obligation to pay to Lender, on demand, all fees and costs (including attorneys’ fees and costs) incurred in conjunction with the enforcement or defense of Lender’s rights and remedies under the Loan Agreement as modified by this Fourth Amendment, or under any of the other Loan Documents.

9.	Enforceability of Loan Agreement; No Offsets or Defenses. Except as modified by this Fourth Amendment, the Loan Agreement remains in full force and effect and unmodified. Borrower warrants and represents that it has no offsets or defenses to its obligations under the Loan Agreement, as so modified, and the other Loan Documents.

10.	Release. In consideration of Lender’s agreement to this Fourth Amendment, the Borrower hereby releases and waives any and all claims, actions or causes of action of any kind that it may have against the Lender as of the date of this Fourth Amendment arising out of or relating to the Revolving Note, Term Note or the Loan Agreement (as amended by this Fourth Amendment) or that otherwise may exist as of the date of this Fourth Amendment.

11.	Arbitration.

This paragraph concerns the resolution of any controversies or claims between the Borrower and the Lender, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to: (i) the Loan Agreement or this Fourth Amendment (including any renewals, extensions or modifications); or (ii) any document related to the Loan Agreement or this Fourth Amendment; (collectively a “Claim”).

At the request of the Borrower or the Lender, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U.S. Code) (the “Act”). The Act will apply even though the Loan Agreement as modified by this Fourth Amendment provides that it is governed by the law of a specified state.

Arbitration proceedings will be determined in accordance with the Act, the applicable rules and procedures for the arbitration of disputes of JAMS or any successor thereof (“JAMS”), and the terms of this paragraph. In the event of any inconsistency, the terms of this paragraph shall control.

The arbitration shall be administered by JAMS and conducted in any U.S. state where real or tangible personal property collateral for this credit is located or if there is no such collateral, in Maryland. All Claims shall be determined by one arbitrator; however, if Claims exceed Five Million and 00/100 Dollars ($5,000,000.00), upon the request of any party, the Claims shall be decided by three arbitrators. All arbitration hearings shall commence within ninety (90) days of the demand for arbitration and close within ninety (90) days of commencement and the award of the arbitrator(s) shall be issued within thirty (30) days of the close of the hearing. However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional sixty (60) days. The arbitrator(s) shall provide a concise written statement of reasons for the award. The arbitration award may be submitted to any court having jurisdiction to be confirmed and enforced.

The arbitrator(s) will have the authority to decide whether any Claim is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis. For purposes of the application of the statute of limitations, the service on JAMS under applicable JAMS rules of a notice of Claim is the equivalent of the filing of a lawsuit. Any dispute concerning this arbitration provision or whether a claim is arbitrable shall be determined by the arbitrator(s). The arbitrator(s) shall have the power to award legal fees pursuant to the terms of the Loan Agreement as modified by this Fourth Amendment. This paragraph does not limit the right of the Borrower or the Lender to: (i) exercise selfhelp remedies, such as but not limited to, setoff; (ii) initiate judicial or nonjudicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights, or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.

12.	WAIVER OF JURY TRIAL. BY AGREEING TO BINDING ARBITRATION, BORROWER AND LENDER IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF A CLAIM. FURTHERMORE, WITHOUT INTENDING IN ANY WAY TO LIMIT THIS AGREEMENT TO ARBITRATE, TO THE EXTENT ANY CLAIM IS NOT ARBITRATED, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF SUCH CLAIM. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LOAN AGREEMENT AS MODIFIED BY THIS FOURTH AMENDMENT.

13.	No Oral Agreements. This Fourth Amendment, the Loan Agreement, and the other Loan Documents constitute the entire agreement of the parties concerning the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten or oral agreements between the parties.

(SIGNATURES AND NOTARY ACKNOWLEDGMENTS ON FOLLOWING PAGES)

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Fourth Amendment under seal as of the day and year first hereinabove set forth.

EFJ, INC., a Delaware corporation

By:	/S/ Jana Ahlfinger Bell	(SEAL)
Name:	Jana Ahlfinger Bell
Title:	Chief Financial Officer

State of Texas                 )

County of Dallas             ) To Wit:

Acknowledged before me by Jana Ahlfinger Bell as Chief Financial Officer of EFJ, Inc., a Delaware corporation, this 11th day of March, 2008.

[SEAL]	/S/ Amy M. Frits
Notary Public

My commission expires: 11/07/09

My registration number: 12548867-6

E. F. JOHNSON COMPANY, a Minnesota corporation

By:	/S/ Jana Ahlfinger Bell	(SEAL)
Name:	Jana Ahlfinger Bell
Title:	Chief Financial Officer

State of Texas                 )

County of Dallas             ) To Wit:

Acknowledged before me by Jana Ahlfinger Bell as Chief Financial Officer of EFJ, Inc., a Delaware corporation, this 11th day of March, 2008.

[SEAL]	/S/ Amy M. Frits
Notary Public

My commission expires: 11/07/09

My registration number: 12548867-6

TRANSCRYPT INTERNATIONAL, INC., a Delaware corporation

By:	/S/ Jana Ahlfinger Bell	(SEAL)
Name:	Jana Ahlfinger Bell
Title:	Chief Financial Officer

State of Texas                 )

County of Dallas             ) To Wit:

Acknowledged before me by Jana Ahlfinger Bell as Chief Financial Officer of EFJ, Inc., a Delaware corporation, this 11th day of March, 2008.

[SEAL]	/S/ Amy M. Frits
Notary Public

My commission expires: 11/07/09

My registration number: 12548867-6

3e TECHNOLOGIES INTERNATIONAL, INC., a Maryland Corporation

By:	/S/ Jana Ahlfinger Bell	(SEAL)
Name:	Jana Ahlfinger Bell
Title:	Chief Financial Officer

State of Texas                 )

County of Dallas             ) To Wit:

Acknowledged before me by Jana Ahlfinger Bell as Chief Financial Officer of EFJ, Inc., a Delaware corporation, this 11th day of March, 2008.

[SEAL]	/S/ Amy M. Frits
Notary Public

My commission expires: 11/07/09

My registration number: 12548867-6

BANK OF AMERICA

By:	/s/ Michael J. Landini	(SEAL)
Name:	Michael J. Landini
Title:	Senior Vice President

State of                     )

County of                  ) To Wit:

Acknowledged before me by Michael J. Landini as Senior Vice President of Bank of America, N.A., this 11th day of March, 2008.

[SEAL]
Notary Public

My commission expires:

My registration number: